SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2009

SONTERRA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

523 N. Sam Houston Parkway East
Suite 175
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(713)741-0610
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

(b)    Effective January 26, 2009, Sonterra Resources, Inc. (the “Company”) engaged Hein & Associates LLP (“Hein”) as its new independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company, which committee was formed on December 31, 2008, approved the appointment of Hein as the principal accountant to audit the Company’s financial statements. Hein’s initial report on the Company’s financial statements will cover the year ended December 31, 2008.

During the Company’s two most recent fiscal years, neither the Company nor anyone acting on its behalf consulted with Hein regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Hein concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a  disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonterra Resources, Inc.
Dated: January 29, 2009
	By:	/s/ Donald E. Vandenberg
Donald E. Vandenberg, CEO